UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2024 (March 8, 2024)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, FLORIDA  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

In March 2024, AmBase Corporation (the “Company”) and Mr. Richard A. Bianco, the Company’s Chairman, President and Chief Executive Officer (“Mr. R. A. Bianco”) entered into a Senior Promissory Note for Mr. R. A. Bianco to provide a loan to the Company of one hundred thousand dollars ($100,000) at an interest rate of 7.0% per annum, (the “Promissory Note”), for working capital.

The Promissory Note is due on the earlier of the date the Company receives funds from any source, (excluding funds received by the Company by any litigation funding entity to fund any of the 111 West 57th legal proceedings), sufficient to pay all amounts due under this this Note, including all accrued interest thereon, including without limitation, from a settlement of the 111 West 57th legal proceedings or (b) March 31, 2026.

The Company and Mr. R. A. Bianco further agreed that amounts due pursuant to the Promissory Note plus interest can be converted by Mr. R. A. Bianco, at his option, into a litigation funding agreement pari-pasu with any litigation funding agreement entered into by the Company with a litigation funding entity.

As previously disclosed in the reports filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s financial statements have expressed a qualification about the Company’s ability to continue as a going concern and the Company has been considering various alternatives to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property. Also as previously disclosed, in order to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property, and repay amounts currently owed, on February 28, 2024, the Company will commence a private placement offering (the “Equity Offering”) of 44,200,460 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price for one share of Common Stock in the Equity Offering is $0.20. The Company expects to receive gross proceeds of approximately $8.8 million in connection with the Equity Offering before deducting offering expenses, and the Equity Offering is expected to close in early April 2024.  See the Company’s Current Reports on Form 8-K as filed with the SEC on February 23, 2024 and February 28, 2024, for more information about the Equity Offering.

The Promissory Note from Mr. Bianco is intended to provide working capital for the Company until such time as it is able to complete and receive the proceeds from the Equity Offering.

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is pursuing, and will continue to pursue, other options to realize the Company’s investment value, various legal courses of action to protect its legal rights, recovery of its asset value from various sources of recovery, as well as considering other possible economic strategies, including the possible sale of the Company’s interest in and/or rights with respect to the 111 West 57th Property; however, there can be no assurance that the Company will prevail with respect to any of its claims.

For additional information concerning the Company’s legal proceedings relating to the 111 West 57th Property, see the description of legal proceedings in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023 (collectively, the “Prior Periodic Reports”).

The information in this Current Report on Form 8-K should be read in conjunction with the Prior Periodic Reports. A more complete discussion of the Company's financial condition and results of operations are also set forth in the Prior Periodic Reports, including without limitation the disclosures under the headings “Risk Factors” and “Cautionary Statement for Forward-Looking Information.”

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

10.1	Senior Promissory Note for $100,000, between Richard A. Bianco, the Company’s President and Chief Executive Officer (“Mr. R. A. Bianco”) and the Company.

104.1	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By	/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: March 11, 2024